Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311     Fax:  (518) 381-3668

Subsidiary:	TrustCo Bank	NASDAQ -- TRST

Contact:	Robert Leonard
Executive Vice President and
Chief Risk Officer
(518) 381-3693

FOR IMMEDIATE RELEASE:

TrustCo is Pleased to Report First Quarter 2019 Results;
Net Income of $14.6 Million and 6.0% Average Loan Growth Year over Year

Glenville, New York – April 22, 2019

TrustCo Bank Corp NY (TrustCo, NASDAQ: TRST) today announced first quarter 2019 net income of $14.6 million or $0.150 diluted earnings per share compared to $14.8 million or $0.153 diluted earnings per share in the first quarter of 2018.

Summary

Robert J. McCormick, Chairman, President and Chief Executive Officer noted, “We are pleased to start 2019 off with continued strong net income for the first quarter 2019 as compared to the first quarter 2018.  Our focus on traditional lending criteria and conservative balance sheet management has enabled us to produce consistent earnings, maintain strong liquidity and capital.  This approach has allowed us to continue to grow our business to a new total asset record surpassing the $5 billion milestone and take advantage of changes in market and competitive conditions.  The increased earnings during 2018 has provided TrustCo the opportunity in early 2019 to invest in future earning assets and build additional liquidity.  As we enter our busiest season for residential lending the Bank is well positioned to take advantage of our cash position and deploy this existing liquidity into our residential loan portfolio.  Using this approach we will continue to seize opportunities as they arise during the coming year and beyond.”

TrustCo saw average loans grow 6.0% in the first quarter of 2019 compared to the first quarter of 2018.  Year over year, loan portfolio expansion was funded by a combination of utilizing a portion of our strong cash balances, cash flow from investments, and the  growth in funding from customer deposits.  The continued shift in earning assets toward higher yielding loans has helped to manage margin compression driven by the higher cost of funds.  Total average deposits are up $156.6 million or 3.8% in the first quarter 2019 compared to the prior year.  Nationally, including the markets we serve, customers have looked to move funds to higher yielding time deposits.  We chose to offer competitive shorter term rates which allowed the Bank to gain market share as well as retain our existing time deposits.  This strategy drove growth at a relatively low cost that will sustain TrustCo’s strong liquidity position and continue to allow us to cross sell new relationships and take advantage of opportunities as they arise.

Page | 1

Details

Average loans were up $217.8 million or 6.0% in the first quarter 2019 over the same period in 2018.  Average residential loans, our primary lending focus, were up $226.3 million or 7.2% in the first quarter 2019, over the same period in 2018.  Average deposits are up $156.6 million or 3.8% for the first quarter 2019 over the same period a year earlier.  The increase in deposits was the result of a $272.3 million or 25.2% increase in average time deposits versus prior year.  Excluding time deposits, total average core deposit accounts, which consist of checking, savings and money market deposits, were down $115.7 million or 3.8% for the first quarter 2019 compared to the first quarter 2018.  Within core, checking balances were up $13.7 million (including interest bearing and non‑interest bearing balances).

The Federal Open Market Committee (FOMC) increased short term rates 100 basis points from March 2018 to March 2019 while the cost of our interest bearing liabilities increased only 35 basis points over the same period.  The cost of interest bearing liabilities increased to 0.77% in the first quarter 2019 from 0.42% in the first quarter 2018.  The cost of core deposits remained relatively flat over the same time frame. A significant portion of our CD portfolio repriced during the first quarter of 2019 with some additional still to reprice in second quarter.  The net interest margin for the first quarter 2019 was 3.24%, down only 5 basis points from 3.29% in the first quarter of 2018.  However, net interest income (TE) still increased by 1.05% or $414 thousand versus the same period last year.  Our growth in deposits came at a comparably low cost and continue to be offset by higher earnings on cash reserves, increased loan yields and returns in the investment portfolio.  Because we offered competitive shorter term rates, we would expect margin to begin to stabilize in the later part of 2019 particularly in third and fourth quarter as our shorter term time deposits could reprice lower and provide opportunity for increased margin expansion.

The Bank continued to demonstrate its ability to grow shareholders’ equity as average equity was up $35.4 million or 7.7% in the first quarter of 2019 compared to the same period in 2018. On this expanded equity, return on average assets and return on average equity for the first quarter 2019 were 1.17% and 11.93%, respectively, compared to 1.23% and 13.07% for the first quarter 2018.  Overall expense control remains a key area of focus.  Total operating expenses increased by $712 thousand or 2.9% in the first quarter 2019 as compared to the first quarter 2018, driven by salaries and employee benefits, largely offset by declines in FDIC Insurance and ORE Expenses, net.  The growth in salaries and benefit expense was the result of our targeted effort to hire and expand certain functions which has now been largely completed.

Page | 2

Asset quality and loan loss reserve measures continued to improve.  Nonperforming loans (NPLs) were $24.7 million at March 31, 2019, compared to $24.9 million at March 31, 2018.  NPLs were equal to 0.64% of total loans at March 31, 2019, compared to 0.68% at March 31, 2018.  The coverage ratio, or allowance for loan losses to NPLs, was 180.5% at March 31, 2019, compared to 178.6% at March 31, 2018.  Nonperforming assets (NPAs) were $26.0 million at March 31, 2019 compared to $27.0 million at March 31, 2018.  The ratio of allowance for loan losses to total loans was 1.16% as of March 31, 2019, compared to 1.21% at March 31, 2018 which reflects both the improvement in asset quality and economic conditions in our lending areas.  The allowance for loan losses was $44.7 million at March 31, 2019 compared to $44.4 million at March 31, 2018.  The provision for loan losses remained nominal which continued to reflect the strong credit performance within the loan portfolio.   Net chargeoffs for the first quarter 2019 increased versus the first quarter 2018, at $395 thousand from $90 thousand in the year earlier period driven by a non performing loan sale.  The annualized net chargeoff ratio was 0.04% for the first quarter 2019, compared to 0.01% in the first quarter 2018.

At March 31, 2019 the equity to asset ratio was 9.73%, compared to 9.37% at March 31, 2018. As mentioned earlier the Bank is proud of its ability to grow shareholder value. Book value per share at March 31, 2019 was $5.18 up 7.92% compared to $4.80 a year earlier.

TrustCo Bank Corp NY is a $5.2 billion savings and loan holding company and through its subsidiary, TrustCo Bank, operated 148 offices in New York, New Jersey, Vermont, Massachusetts, and Florida at March 31, 2019.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services.  The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

A conference call to discuss first quarter 2019 results will be held at 9:00 a.m. Eastern Time on April 23, 2019.  Those wishing to participate in the call may dial toll-free 1-888-339-0764.  International callers must dial 1-412-902-4195.  Please ask to be joined into the TrustCo Bank Corp NY / TRST call.  A replay of the call will be available for thirty days by dialing 1-877-344-7529 (1-412-317-0088 for international callers), Conference Number 10130170.  The call will also be audio webcast at: https://services.choruscall.com/links/trst190429.html, and will be available for one year.

Page | 3

Safe Harbor Statement

All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our expectations for our performance during 2018, the impact of Federal Reserve actions regarding interest rates and the growth of loans and deposits throughout our branch network, our ability to capitalize on economic changes in the areas in which we operate and the extent to which higher expenses to fulfill operating and regulatory requirements recur or diminish over time.  Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of supervisory monitoring or examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; adverse conditions on the securities markets that lead to impairment in the value of securities in our investment portfolio; changes in law and policy accompanying the new presidential administration and uncertainty or speculation pending the enactment of such changes; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; changes in consumer spending, borrowing and saving habits; technological changes and electronic, cyber, and physical security breaches; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.

Page | 4

TRUSTCO BANK CORP NY
GLENVILLE, NY

FINANCIAL HIGHLIGHTS

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2019		12/31/2018		3/31/2018
Summary of operations
Net interest income (TE)	$39,733		40,740		39,319
Provision for loan losses	300		500		300
Noninterest income	4,637		4,452		4,679
Noninterest expense	24,867		24,919		24,155
Net income	14,558		16,033		14,808

Per common share
Net income per share:
- Basic	$0.150		0.166		0.154
- Diluted	0.150		0.166		0.153
Cash dividends	0.068		0.068		0.066
Book value at period end	5.18		5.06		4.80
Market price at period end	7.76		6.86		8.45

At period end
Full time equivalent employees	899		854		827
Full service banking offices	148		148		145

Performance ratios
Return on average assets	1.17%		1.30		1.23
Return on average equity	11.93		13.18		13.07
Efficiency (1)	56.10		55.06		54.05
Net interest spread (TE)	3.11		3.27		3.22
Net interest margin (TE)	3.24		3.38		3.29
Dividend payout ratio	45.23		41.07		42.70

Capital ratios at period end
Consolidated tangible equity to tangible assets (2)	9.72%		9.87		9.37
Consolidated equity to assets	9.73%		9.88		9.36

Asset quality analysis at period end
Nonperforming loans to total loans	0.64		0.64		0.68
Nonperforming assets to total assets	0.50		0.54		0.55
Allowance for loan losses to total loans	1.16		1.16		1.21
Coverage ratio (3)	1.8	x	1.8	x	1.8	x

(1)	Non-GAAP measure; calculated as noninterest expense (excluding ORE income/expense) divided by taxable equivalent net interest income plus noninterest income.
(2)	Non-GAAP measure; calculated as total equity less $553 of intangible assets divided by total assets less $553 of intangible assets.
(3)	Calculated as allowance for loan losses divided by total nonperforming loans.

TE = Taxable equivalent

Page | 5

CONSOLIDATED STATEMENTS OF INCOME

(dollars in thousands, except per share data)
(Unaudited)

	Three months ended
	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Interest and dividend income:
Interest and fees on loans	$41,253	41,184	40,073	38,956	38,091
Interest and dividends on securities available for sale:
U. S. government sponsored enterprises	783	788	787	787	750
State and political subdivisions	1	2	7	6	7
Mortgage-backed securities and collateralized mortgage obligations - residential	1,555	1,554	1,601	1,675	1,763
Corporate bonds	208	202	202	150	133
Small Business Administration - guaranteed participation securities	297	329	325	333	352
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	-	-	(5)	42
Other securities	5	5	4	4	5
Total interest and dividends on securities available for sale	2,849	2,880	2,926	2,950	3,052

Interest on held to maturity securities:

Mortgage-backed securities and collateralized mortgage obligations - residential	217	226	232	244	260
Total interest on held to maturity securities	217	226	232	244	260

Federal Reserve Bank and Federal Home Loan Bank stock	85	207	82	198	77

Interest on federal funds sold and other short-term investments	3,009	2,367	2,425	2,467	2,017
Total interest income	47,413	46,864	45,738	44,815	43,497

Interest expense:
Interest on deposits:
Interest-bearing checking	121	111	113	112	106
Savings	377	401	417	420	419
Money market deposit accounts	826	618	544	452	439
Time deposits	5,976	4,643	3,864	3,439	2,860
Interest on short-term borrowings	381	352	277	283	358
Total interest expense	7,681	6,125	5,215	4,706	4,182

Net interest income	39,732	40,739	40,523	40,109	39,315

Less: Provision for loan losses	300	500	300	300	300
Net interest income after provision for loan losses	39,432	40,239	40,223	39,809	39,015

Noninterest income:
Trustco Financial Services income	1,733	1,356	1,516	1,596	1,815
Fees for services to customers	2,520	2,897	2,693	2,677	2,645
Other	384	199	246	222	219
Total noninterest income	4,637	4,452	4,455	4,495	4,679

Noninterest expenses:
Salaries and employee benefits	11,451	10,183	10,761	10,741	10,422
Net occupancy expense	4,167	4,800	3,997	4,101	4,315
Equipment expense	1,902	1,741	1,783	1,793	1,751
Professional services	1,650	1,733	1,578	1,814	1,430
Outsourced services	1,925	1,875	1,875	1,825	1,925
Advertising expense	785	876	844	670	630
FDIC and other insurance	648	522	682	514	1,023
Other real estate (income) expense, net	(24)	37	528	294	372
Other	2,363	3,152	2,496	2,343	2,287
Total noninterest expenses	24,867	24,919	24,544	24,095	24,155

Income before taxes	19,202	19,772	20,134	20,209	19,539
Income taxes	4,644	3,739	4,935	4,804	4,731

Net income	$14,558	16,033	15,199	15,405	14,808

Net income per common share:
- Basic	$0.150	0.166	0.157	0.160	0.154

- Diluted	0.150	0.166	0.157	0.160	0.153

Average basic shares (in thousands)	96,744	96,555	96,555	96,449	96,353
Average diluted shares (in thousands)	96,822	96,689	96,689	96,580	96,490

Note: Taxable equivalent net interest income	$39,733	40,740	40,526	40,119	39,319

Page | 6

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands)
(Unaudited)

	3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
ASSETS:

Cash and due from banks	$43,064	49,260	42,195	40,567	39,373
Federal funds sold and other short term investments	576,123	454,449	423,254	546,049	577,797
Total cash and cash equivalents	619,187	503,709	465,449	586,616	617,170

Securities available for sale:
U. S. government sponsored enterprises	148,292	152,160	150,053	150,704	151,327
States and political subdivisions	172	173	180	524	525
Mortgage-backed securities and collateralized mortgage obligations - residential	312,946	262,032	269,093	283,252	297,633
Small Business Administration - guaranteed participation securities	54,113	56,475	57,894	61,876	64,113
Mortgage-backed securities and collateralized mortgage obligations - commercial	-	-	-	-	9,573
Corporate bonds	30,258	29,938	29,977	29,977	35,227
Other securities	685	685	685	685	685
Total securities available for sale	546,466	501,463	507,882	527,018	559,083

Held to maturity securities:
Mortgage-backed securities and collateralized mortgage obligations-residential	21,609	22,501	23,462	24,730	26,174
Total held to maturity securities	21,609	22,501	23,462	24,730	26,174

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	8,953	8,953	8,953	8,779

Loans:
Commercial	190,347	196,146	190,987	190,904	185,129
Residential mortgage loans	3,376,193	3,376,708	3,331,212	3,245,151	3,171,548
Home equity line of credit	282,034	289,540	293,750	295,791	301,885
Installment loans	12,579	11,702	9,967	9,309	8,413
Loans, net of deferred net costs	3,861,153	3,874,096	3,825,916	3,741,155	3,666,975

Less: Allowance for loan losses	44,671	44,766	44,736	44,503	44,379
Net loans	3,816,482	3,829,330	3,781,180	3,696,652	3,622,596

Bank premises and equipment, net	34,428	34,694	35,214	35,521	35,240
Operating lease right-of-use assets	51,559	-	-	-	-
Other assets	57,637	58,263	63,211	61,069	62,522

Total assets	$5,156,321	4,958,913	4,885,351	4,940,559	4,931,564

LIABILITIES:
Deposits:
Demand	$408,417	405,069	403,047	404,564	403,782
Interest-bearing checking	895,099	904,678	918,486	925,295	915,163
Savings accounts	1,150,329	1,182,683	1,221,127	1,257,744	1,266,852
Money market deposit accounts	538,043	507,311	501,270	512,453	539,839
Time deposits	1,421,181	1,274,506	1,155,994	1,155,214	1,109,444
Total deposits	4,413,069	4,274,247	4,199,924	4,255,270	4,235,080

Short-term borrowings	159,778	161,893	176,377	182,705	203,910
Operating lease liabilities	56,723	-	-	-	-
Accrued expenses and other liabilities	25,033	32,902	31,932	31,769	30,477

Total liabilities	4,654,603	4,469,042	4,408,233	4,469,744	4,469,467

SHAREHOLDERS' EQUITY:
Capital stock	100,180	100,175	100,175	100,093	100,002
Surplus	176,510	176,710	176,764	176,243	175,674
Undivided profits	264,364	256,397	246,965	238,342	229,267
Accumulated other comprehensive loss, net of tax	(7,011)	(10,309)	(13,000)	(9,796)	(8,490)
Treasury stock at cost	(32,325)	(33,102)	(33,786)	(34,067)	(34,356)

Total shareholders' equity	501,718	489,871	477,118	470,815	462,097

Total liabilities and shareholders' equity	$5,156,321	4,958,913	4,885,351	4,940,559	4,931,564

Outstanding shares (in thousands)	96,746	96,659	96,586	96,475	96,359

Page | 7

NONPERFORMING ASSETS

(dollars in thousands)
(Unaudited)

3/31/2019	12/31/2018	9/30/2018	6/30/2018	3/31/2018
Nonperforming Assets

New York and other states*
Loans in nonaccrual status:
Commercial	$701	645	928	767	1,213
Real estate mortgage - 1 to 4 family	22,343	22,373	20,750	21,209	21,424
Installment	26	4	13	6	19
Total non-accrual loans	23,070	23,022	21,691	21,982	22,656
Other nonperforming real estate mortgages - 1 to 4 family	33	34	35	36	38
Total nonperforming loans	23,103	23,056	21,726	22,018	22,694
Other real estate owned	1,262	1,675	2,306	2,569	2,190
Total nonperforming assets	$24,365	24,731	24,032	24,587	24,884

Florida
Loans in nonaccrual status:
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	1,644	1,915	2,054	2,143	2,154
Installment	-	15	13	-	4
Total non-accrual loans	1,644	1,930	2,067	2,143	2,158
Other nonperforming real estate mortgages - 1 to 4 family	-	-	-	-	-
Total nonperforming loans	1,644	1,930	2,067	2,143	2,158
Other real estate owned	-	-	-	-	-
Total nonperforming assets	$1,644	1,930	2,067	2,143	2,158

Total
Loans in nonaccrual status:
Commercial	$701	645	928	767	1,213
Real estate mortgage - 1 to 4 family	23,987	24,288	22,804	23,352	23,578
Installment	26	19	26	6	23
Total non-accrual loans	24,714	24,952	23,758	24,125	24,814
Other nonperforming real estate mortgages - 1 to 4 family	33	34	35	36	38
Total nonperforming loans	24,747	24,986	23,793	24,161	24,852
Other real estate owned	1,262	1,675	2,306	2,569	2,190
Total nonperforming assets	$26,009	26,661	26,099	26,730	27,042

Quarterly Net Chargeoffs (Recoveries)

New York and other states*
Commercial	$4	99	(2)	(1)	(6)
Real estate mortgage - 1 to 4 family	318	323	(3)	150	28
Installment	23	35	64	27	66
Total net chargeoffs	$345	457	59	176	88

Florida
Commercial	$-	-	-	-	-
Real estate mortgage - 1 to 4 family	19	(3)	-	-	-
Installment	31	16	8	-	2
Total net chargeoffs	$50	13	8	-	2

Total
Commercial	$4	99	(2)	(1)	(6)
Real estate mortgage - 1 to 4 family	337	320	(3)	150	28
Installment	54	51	72	27	68
Total net chargeoffs	$395	470	67	176	90

Asset Quality Ratios

Total nonperforming loans (1)	$24,747	24,986	23,793	24,161	24,852
Total nonperforming assets (1)	26,009	26,661	26,099	26,730	27,042
Total net chargeoffs (2)	395	470	67	176	90

Allowance for loan losses (1)	44,671	44,766	44,736	44,503	44,379

Nonperforming loans to total loans	0.64%	0.64%	0.62%	0.65%	0.68%
Nonperforming assets to total assets	0.50%	0.54%	0.53%	0.54%	0.55%
Allowance for loan losses to total loans	1.16%	1.16%	1.17%	1.19%	1.21%
Coverage ratio (1)	180.5%	179.2%	188.0%	184.2%	178.6%
Annualized net chargeoffs to average loans (2)	0.04%	0.05%	0.01%	0.02%	0.01%
Allowance for loan losses to annualized net chargeoffs (2)	28.3	x	23.8	x	166.9	x	63.2	x	123.3	x

* Includes New York, New Jersey, Vermont and Massachusetts.
(1)	At period-end
(2)	For the period ended

Page | 8

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY -
INTEREST RATES AND INTEREST DIFFERENTIAL

(dollars in thousands) (Unaudited)	Three months ended March 31, 2019			Three months ended March 31, 2018
	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets

Securities available for sale:
U. S. government sponsored enterprises	$154,258	783	2.03%	$156,593	750	1.92%
Mortgage backed securities and collateralized mortgage obligations - residential	273,004	1,555	2.28	313,753	1,763	2.25
State and political subdivisions	168	2	7.85	515	10	7.81
Corporate bonds	26,862	208	3.09	33,297	133	1.60
Small Business Administration - guaranteed participation securities	57,057	297	2.08	67,106	352	2.10
Mortgage backed securities and collateralized mortgage obligations - commercial	-	-	-	9,775	42	1.71
Other	685	5	2.92	685	5	2.52

Total securities available for sale	512,034	2,850	2.23	581,724	3,055	2.12

Federal funds sold and other short-term Investments	502,976	3,009	2.43	528,947	2,017	1.55

Held to maturity securities:
Mortgage backed securities and collateralized mortgage obligations - residential	22,037	217	3.94	26,799	260	3.88

Total held to maturity securities	22,037	217	3.94	26,799	260	3.88

Federal Reserve Bank and Federal Home Loan Bank stock	8,953	85	3.80	8,779	77	3.51

Commercial loans	193,738	2,583	5.33	185,646	2,420	5.21
Residential mortgage loans	3,374,990	34,864	4.14	3,148,735	32,257	4.11
Home equity lines of credit	286,199	3,537	5.01	306,290	3,210	4.25
Installment loans	11,897	269	9.17	8,365	205	9.90

Loans, net of unearned income	3,866,824	41,253	4.28	3,649,036	38,092	4.19

Total interest earning assets	4,912,824	47,414	3.87	4,795,285	43,501	3.64

Allowance for loan losses	(44,947)			(44,393)
Cash & non-interest earning assets	176,009			124,867

Total assets	$5,043,886			$4,875,759

Liabilities and shareholders' equity

Deposits:
Interest bearing checking accounts	$880,474	121	0.06%	$877,776	106	0.05%
Money market accounts	517,995	826	0.65	547,136	439	0.33
Savings	1,160,142	377	0.13	1,260,360	419	0.13
Time deposits	1,353,160	5,976	1.79	1,080,893	2,860	1.07

Total interest bearing deposits	3,911,771	7,300	0.76	3,766,165	3,824	0.41
Short-term borrowings	159,076	381	0.97	234,384	358	0.62

Total interest bearing liabilities	4,070,847	7,681	0.77	4,000,549	4,182	0.42

Demand deposits	397,522			386,563
Other liabilities	80,579			29,129
Shareholders' equity	494,938			459,519

Total liabilities and shareholders' equity	$5,043,886			$4,875,760

Net interest income, tax equivalent		39,733			39,319

Net interest spread			3.11%			3.22%

Net interest margin (net interest income to total interest earning assets)			3.24%			3.29%

Tax equivalent adjustment		(1)			(4)

Net interest income		39,732			39,315

Page | 9

Non-GAAP Financial Measures Reconciliation

Tangible equity as a percentage of tangible assets at period end is a non-GAAP financial measure derived from GAAP-based amounts. We calculate tangible equity and tangible assets by excluding the balance of intangible assets from shareholders’ equity and total assets, respectively. We calculate tangible equity as a percentage of tangible assets at period end by dividing tangible equity by tangible assets at period end. We believe that this is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios.

The efficiency ratio is a non-GAAP measure of expense control relative to revenue from net interest income and fee income.  We calculate the efficiency ratio by dividing total noninterest expenses as determined under GAAP, but excluding other real estate expense, net, by net interest income (fully taxable equivalent) and total noninterest income as determined under GAAP, but excluding net gains on the sale of nonperforming loans and securities and other non-routine items from this calculation.  We believe that this provides a reasonable measure of primary banking expenses relative to primary banking revenue.

We believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our financial results. Our management internally assesses our performance based, in part, on these measures.  However, these non-GAAP financial measures are supplemental and not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies. A reconciliation of the non-GAAP measures of tangible common equity, tangible book value per share, efficiency ratio, net income and net income per share to the underlying GAAP numbers is set forth below.

NON-GAAP FINANCIAL MEASURES RECONCILIATION

(dollars in thousands, except per share amounts)
(Unaudited)

	3/31/2019	12/31/2018	3/31/2018

Tangible Equity to Tangible Assets
Total Assets	$5,156,321	4,958,913	4,931,564
Less: Intangible assets	553	553	553
Tangible assets	5,155,768	4,958,360	4,931,011

Equity	501,718	489,871	462,097
Less: Intangible assets	553	553	553
Tangible equity	501,165	489,318	461,544
Tangible Equity to Tangible Assets	9.72%	9.87%	9.36%
Equity to Assets	9.73%	9.88%	9.37%

	Three months ended
Efficiency Ratio	3/31/2019	12/31/2018	3/31/2018

Net interest income (fully taxable equivalent)	39,733	40,740	39,319
Non-interest income	4,637	4,452	4,679
Revenue used for efficiency ratio	44,370	45,192	43,998

Total noninterest expense	24,867	24,919	24,155
Less: Other real estate (income) expense, net	(24)	37	372
Expense used for efficiency ratio	24,891	24,882	23,783

Efficiency Ratio	56.10%	55.06%	54.05%

Page | 10